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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 29, 1999, except for Note 16, which is as of December 8, 1999, relating to the financial statements and financial statement schedules, which appear in Digital Island, Inc.'s Registration Statement on Form S-1. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Francisco, California
February 23, 2000